Exhibit 23.5

Mtro. Emilio R. Lozoya Austin

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Petróleos Mexicanos

11311 México D.F., México

Dear Mtro. Lozoya Austin,

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production—Reserves” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2013 (the “Form 20-F”) incorporated in the Form F-4 by reference; and (c) the incorporation by reference in the Form F-4 of our report describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of December 31, 2013, for 336 fields located onshore in and offshore from Mexico in the Northern Region, which report was originally filed as Exhibit 10.2 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Rule 4-10(a) of Regulation S-X of the United States Securities and Exchange Commission.

/S/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE License No. F-1580

August 15, 2014

Houston, Texas